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                                                                    EX-99.g.1(k)
                                                                    ATTACHMENT A

                                THE BRINSON FUNDS
                           BRINSON RELATIONSHIP FUNDS
                           --------------------------

                              APPROVED UK BORROWERS

Bankers Trust International PLC
Banque Paribas
Bear Stearns International Ltd.
BNP Paribas
CIBC Oppenheimer
CIBC World Markets PLC
Credit Suisse First Boston Europe Ltd.
Daiwa Securities SMBC Europe Ltd.
Deutsche Bank AG
Goldman Sachs International
Lehman Brothers International
Merrill Lynch International
Morgan Stanley & Co. International Ltd.
Morgan Stanley & Co. Securities Ltd.
NatWest Securities Ltd.
Nomura International PLC

                             APPROVED U.S. BORROWERS

A.G. Edwards & Co.
ABN Amro Incorporated
Barclays Capital, Inc.
Barclays de Zoete Wedd Securities
Bear Stearns & Company
BNP Paribas Securities Corp.
BT Alex Brown, Inc.
CIBC Oppenheimer Corp.
CIBC World Markets Corp.
Credit Suisse First Boston Corp.
Daiwa Securities America, Inc.
Dean Witter Reynolds, Inc.
Deutsche Banc Alex. Brown Inc.
Deutsche Morgan Grenfell
Donaldson Lufkin & Jenrette
Dresdner Kleinwort Benson N.A. LLC
Eastbridge Capital, Inc.
Fleet Securities, Inc.*
Goldman Sachs & Company
ING Barings (U.S.) Securities Inc.
J.P. Morgan Securities, Inc.
Lehman Brothers, Inc.
Lipco Partners, L.P.
Merrill Lynch Pierce Fenner & Smith, Inc.
Morgan Stanley & Co. Inc.
Morgan Stanley Security Services Inc.
Nomura Securities International, Inc.
Paloma Securities, LLC

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                             APPROVED U.S. BORROWERS
                                     (CONT.)

Paribas Corporation
Prudential Securities, Inc.
Raymond James & Associates, Inc.
Republic NY Securities
Salomon Smith Barney Inc.
SG Cowen Securities Corp.
Societe Generale Securities Corp.
Spear, Leeds, and Kellogg
UBS PaineWebber, Inc.
US Clearing Corp., a division of Fleet Securities, Inc.